EXHIBIT 10.1

SEVERANCE AGREEMENT

This Severance Agreement (this “Agreement”) is entered into by and between John Mueller, an individual (“Employee”), and Genius Products, Inc., a Delaware corporation, Genius Products, LLC, a Delaware limited liability company, and each of their respective subsidiaries, legal representatives, successors and assigns  (collectively, “Employer”).  Employee and Employer are hereinafter collectively referred to as “the Parties.”

1.           Resignation of Employment.  The Parties agree that effective as of May 9, 2008 (the “Termination Date”), Employee has resigned as Executive Vice President and Chief Financial Officer of Employer, and Employee will no longer hold any position with Employer or be employed in any capacity.  Without limiting the foregoing, Employee acknowledges and agrees that effective as of the Effective Date (as defined in Section 17 below) Employee’s Employment Agreement with Employer, dated as of March 10, 2006, shall be terminated and of no further force or effect.

2.           Severance.  In consideration of, and in return for the covenants and promises contained in this Agreement, and as full and final compensation to Employee for all services as an employee:

A.           Employee shall receive from Employer, with appropriate deductions and withholdings, in one lump sum payment on the Effective Date, severance payment representing three (3) months of Employee’s base salary (which severance shall be separate and apart from, and in addition to, Employee’s final paycheck and all accrued and unused vacation and other bonuses, benefits, commissions or compensation of any type through the Termination Date).  Nothing in this Agreement is intended to include in Employee’s severance any bonuses, benefits, vacations, commissions or compensation of any type other than Employee’s regular salary.  It is agreed that employee will have a balance of thirty-one (31) vacation days at the time of Termination Date;

B.           Employee shall have health insurance paid for by Employer (COBRA benefits) for three (3) months beginning on the Termination Date, subject to the same terms and conditions Employee and/or Employee’s family received health insurance benefits before the Termination Date (in other words, Employee’s co-pay shall remain the same);

C.           Employee will retain 750,000 stock options already vested as of the Termination Date, at an exercise price of $1.89 (the “Vested Options”), and Employee shall retain the ability to exercise the Vested Options for a period of two (2) years after the Termination Date, subject to the other terms and conditions of the Stock Option Award and Agreement governing the exercise of such Vested Options; and

D.           Employer warrants and Employee acknowledges that the agreements described under this Section 2 constitute full payment of any and all claims of every nature and kind arising out of or relating in any way to Employee’s employment by Employer or the termination thereof, benefits owed, or any other claims as outlined below. Employee acknowledges that Employee’s receipt of the severance described in this Section 2 is contingent upon Employee’s execution of this Agreement.

3.           Employee’s Release of All Claims against Employer.

A.           In consideration of the covenants and other benefits described herein, Employee does hereby unconditionally, irrevocably, and absolutely release and discharge Employer, and any and all predecessor or successor entities thereof and its and their affiliates, any and all holding, parent or subsidiary entities and any predecessor or successor entities thereof, any other merged entities, any and all present, former and future directors, officers, representatives, agents, principals, administrators, agents, partners, employees, stockholders, predecessors, successors, assigns, insurers, attorneys, and any fiduciaries of any employee benefits plan (collectively, the “Released Parties”), from any and all known and unknown losses, liability, claims, demands, causes of action or suits of any type, whether in law or in equity, related directly or indirectly, or in any way connected with any transaction, affairs, or occurrences between them, including, without limitation, Employee’s employment with Employer and/or the termination of said employment.  This Agreement specifically applies, without limitation, to a release of any and all contract or tort claims, claims for wrongful termination, retaliation, employment discrimination, emotional distress, fraud, misrepresentation, defamation, interference with prospective economic advantage, failure to pay wages due or other monies owed, including, without limitation, severance, overtime compensation, accrued and unused vacation, and claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Equal Pay Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the California Family Rights Act, The Older Workers’ Benefit Protection Act of 1990, the California Fair Employment and Housing Act, the Occupational Safety and Health Act, any applicable California Industrial Wage Orders, all as amended, and any other local, state or federal law, rule, or regulation relating to or affecting Employee’s employment by Employer and/or the termination of said employment. Nothing in this release is intended to affect Employee’s right to defense, contribution or indemnification, if any, in the event Employee is sued or otherwise subject to any claims for acts committed in the course and scope of Employee’s employment, including, without limitation, any acts or omissions as the administrator of any of Employer’s employee benefit plans.  Nothing in this release is intended to affect Employee’s right to coverage under the California worker’s compensation laws (although Employee hereby represents that Employee is not currently aware of any such claim).

B.            Employee irrevocably and absolutely agrees that Employee will not prosecute nor allow to be prosecuted on Employee’s behalf, in any administrative agency, whether federal or state, or in any court, whether federal or state, any claim or demand of any type related to the matters released above, it being the intent of the Parties that with the execution by Employee of this Agreement, Employer and any and all Released Parties will be irrevocably, absolutely, unconditionally, and forever discharged of and from all obligations to or on behalf of Employee related in any way to the matters discharged herein.  If Employee should bring any action arising out of the subject matter covered by this Agreement, Employee understands and agrees that Employee will, at the option of Employer, be considered in breach of this Agreement and shall be required to immediately return any and all funds received pursuant to this Agreement.  Furthermore, if Employer should prevail concerning any or all of the issues so presented, Employee shall pay to Employer all of its costs and expenses of defense, including Employer’s reasonable attorneys’ fees.

4.           Unknown Claims.  Employee understands and agrees that this Agreement extends to all claims of every nature, known or unknown, suspected or unsuspected, past or present, and that any and all rights granted to Employee under Section 1542 of the California Civil Code or any analogous federal law or regulation are hereby expressly waived.  Section 1542 provides:

“A general release does not extend to claims which the creditor does not know of or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Employee certifies that he has read all of this Agreement, including the release provisions contained herein and the quoted Civil Code section, and that Employee fully understands all of the same.

5.           Confidential Information, Trade Secrets and Company Property.  Employee acknowledges that all confidential materials, records and documents, including, without limitation, all company property, files, e-mails and other electronic information concerning Employer that have come into Employee’s possession during Employee’s employment with Employer,  will be returned to Employer within seven (7) days of the Termination Date; provided that, subject to returning the aforementioned confidential materials, Employee shall retain his computer and related accessories after resignation.  Employee agrees not to disclose to any person or entity, including any competitor of Employer and any future employer, any of Employer’s trade secrets or other confidential information. Employee acknowledges that all of Employer’s property obtained during the course of Employee’s employment with Employer has been returned to Employer.  Employee further agrees that Employee will not, for any reason, disclose to others for the benefit of anyone other than Employer any trade secret, confidential or proprietary information, including, without limitation, information relating to Employer’s customers, employees, consultants, affiliates, products, know-how, techniques, intellectual property, computer systems, programs, policies and procedures, software programs, research projects, future developments, costs, profits, pricing and/or marketing, attorney-client communications, and/or customer business information.  Employee further understands and agrees that the use of any trade secret, confidential or proprietary information belonging to Employer shall be a material breach of this Agreement.

6.           Non-Disparagement.  The Parties agree not to make and/or publish any derogatory or adverse statements, written or verbal, which tend to criticize or discredit the other, except as required by law.

7.           No Future Employment.  Employee acknowledges and agrees that Employer shall not in any way be obligated to offer employment to Employee or to hire Employee for any reason, regardless of the circumstances, at any time on or after the Termination Date.  Employee acknowledges that any future application for employment with Employer may be denied, and Employee agrees that Employer’s decision to reject any such application shall be solely within the discretion of Employer and shall not be considered a breach of any express or implied term of this Agreement.

8.           No Admission of Liability.  This Agreement is a compromise and settlement of all disputed and potentially disputed claims being released, and therefore this Agreement and the payments provided for in this Agreement do not constitute an admission of liability on the part of Employer, or an admission, directly or by implication, that any of them have violated any law, rule, regulation, policy or any contractual right or other obligation owed to Employee.  Employer specifically by this Agreement denies all allegations of improper or unlawful conduct made by Employee, or which could have been made by Employee.  Employer merely intends, by entering into this Agreement, to avoid litigation.

9.           No Assignment or Transfer of Claims.  Employee represents and warrants that Employee has not assigned or transferred to any other person or entity any rights, claims or causes of action released and discharged, and no other person or entity has any interest in the matters released and discharged, except as disclosed by the terms of this Agreement.

10.           Entire Agreement.  The Parties declare and represent that no promise, inducement or agreement not expressed in this Agreement has been made to them and that this Agreement contains the full and entire agreement between the Parties, and that the terms of this Agreement are contractual and not a mere recital. However, to the extent that this Agreement and any previous trade secrets, proprietary information or confidentiality agreement (whether in a previous employment agreement or otherwise) conflict, the agreement that provides the greatest protection to Employer shall prevail.

11.           Applicable Law.  The validity, interpretation, and performance of this Agreement shall be construed and interpreted according to the laws of the State of California.  To that end, this Agreement is binding on the Parties pursuant to Section 664.6 of the California Code of Civil Procedure, even though no lawsuit or claim has been filed.

12.           Arbitration of Disputes.  Any dispute arising out of this Agreement or Employee’s employment and/or termination of said employment shall be resolved by binding arbitration by a mutually agreed arbitrator, or, if no arbitrator can be agreed to, then under the rules and procedures of the Judicial Arbitration and Mediation Service (“JAMS”) in  Los Angeles, California. The findings of the arbitrator shall be final and binding upon the Parties.  The Parties shall equally pay for the arbitration costs of any such arbitration, but the prevailing party shall be entitled to reasonable attorneys’ fees and costs.

13.           Attorneys’ Fees.  In any dispute involving this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs.

14.           [Intentionally Omitted].

15.            Severability.  If any provision of this Agreement, or part, is held invalid, void or voidable as against public policy or otherwise, the invalidity shall not affect other provisions, or parts, which may be given effect without the invalid provision or part.  To this extent, the provisions, and parts thereof, of this Agreement are declared to be severable.

16.            Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and assigns.

17.            ADEA Release.

A.           Employee understands and acknowledges that: this Agreement constitutes a voluntary waiver of any and all rights and claims against Employer as of the Effective Date whether or not Employee is aware of them including, without limitation, rights or claims arising under the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621, et seq.; Employee has waived rights or claims pursuant to this Agreement and in exchange for consideration, the value of which exceeds payment or remuneration to which Employee was already entitled; Employee is hereby advised to consult with an attorney concerning this Agreement prior to executing it; and Employee was given a period of at least twenty-one (21) days to consider the terms of this Agreement before executing this Agreement on the date set forth opposite Employee’s signature below, but has specifically elected not to utilize such twenty-one (21) day consideration period.

B.           The Parties acknowledge and agree that Employee may revoke this Agreement for up to seven (7) calendar days following the execution of this Agreement, and that it shall not become effective or enforceable until the revocation period has expired (such date being referred to herein as the “Effective Date”).  The Parties further acknowledge and agree that such a revocation must be in writing, addressed to Trevor Drinkwater, Genius Products, LLC, 2230 Broadway, Santa Monica, CA 90404, and received not later than 5:00 p.m. on the seventh (7th) day following execution of this Agreement by Employee.  If Employee revokes this Agreement, it shall not be effective or enforceable and Employee will not receive the monies and benefits described above.

C.           If Employee does not revoke this Agreement in the time frame specified in this Section 17, this Agreement shall become effective at 12:01 a.m. on the eighth (8th) day after it is signed by Employee.

18.           Counterparts.  This Agreement may be signed in counterparts.  A facsimile signature shall have the same force and effect as an original signature, and trigger the obligations under this Agreement.

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THE PARTIES HAVE READ THIS AGREEMENT AND KNOW ITS CONTENTS AND FULLY UNDERSTAND IT.  THE PARTIES ACKNOWLEDGE THAT THEY HAVE FULLY DISCUSSED THIS AGREEMENT WITH THEIR RESPECTIVE ATTORNEYS TO THE EXTENT DESIRED AND FULLY UNDERSTAND THE CONSEQUENCES OF THIS AGREEMENT.  NO PARTY IS BEING INFLUENCED BY ANY STATEMENT MADE BY OR ON BEHALF OF ANY OF THE OTHER PARTY TO THIS AGREEMENT.  THE PARTIES HAVE RELIED AND ARE RELYING SOLELY UPON THEIR BELIEF AND KNOWLEDGE OF THE NATURE, EXTENT, EFFECT AND CONSEQUENCES RELATING TO THIS AGREEMENT AND/OR UPON THE ADVICE OF THEIR OWN LEGAL COUNSEL CONCERNING THE CONSEQUENCES OF THIS AGREEMENT.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the dates shown below.

DATED: May 23, 2008	/s/ John Mueller
JOHN MUELLER

DATED: May 23, 2008	GENIUS PRODUCTS, LLC

By: /s/ Trevor Drinkwater
Name: Trevor Drinkwater
Title: CEO

DATE: May 23, 2008	GENIUS PRODUCTS, INC.

By: /s/ Trevor Drinkwater
Name: Trevor Drinkwater
Title: President & CEO